UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018.

Asia Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51048	47-0855301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 Commercial St., Ste 190-115, Bellingham, WA 98225

(Address of Principal Executive Offices) (Zip Code)

(360) 392-2841

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02: Entry into a Material Definitive Agreement Termination of a Material Definitive Agreement

On March 13, 2018, shareholders of Asia Properties, Inc., (“ASPZ” or the “Company”) representing 70.93 percent of the eligible and legally issued shares of the Company advised former President and CEO Mr. Fan Haoran, by letter from the law firm of Brandon L. Phillips, that they had unanimously terminated the Sale and Purchase Agreement signed on January 3, 2015 with Asia Innovative Technology Limited (“AITL”) for failure to properly and fully disclose necessary facts prior to purchase. The Company has also demanded the immediate return of the 950 million escrowed shares as disclosed in the Form 8-K filed with the SEC on January 7, 2015 as per the above noted Sale and Purchase Agreement filed as Exhibit 10.8 to the above noted Form 8-K filing.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective March 1, 2018, shareholders of ASPZ representing 70.93 percent of the eligible and legally issued shares of the Company have dismissed Chen Junyan from the position of President, Secretary, Treasurer and Director and dismissed Fan Haoran from the position of Director.

Additionally the shareholders of ASPZ have appointed Debra Childers to the positions of President, Secretary, Treasurer and Director. Ms. Childers has an established management career spanning three decades in a variety of fields including hospitality, retail, financial services and the mortgage industry. She studied international business at Samford University and Houston Baptist University. Her extensive experience in managing operations, financial services, sales as well as deployment of human resources in various industries gives her unique business qualifications and sound administration skills. From February 1984 to January 1987 she worked as a general administrative officer for FM Diamonds, a retail and jewelry importer. From January 1987 to September 1991 she served in the hospitality department with Stouffer Hotels and Resorts in Houston, Texas. In March 1991 she was appointed manager of Auntie Pasto’s Restaurant, a bespoke Italian restaurant, a position she held until November 1998. From April 1998 to November 2000 she worked as an account executive for Ameriquest Mortgage, a lretail mortgage company and in March 2000 she was hired as a loan generation associate at Citi Financial, a position she held until September 2001. Citi Financial is a subsidiary of Citibank. Since January 2002 she has worked as a Services and Operations manager with Home Depot.

Item 9.01 Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2018

ASIA PROPERTIES, INC.

/s/ Debra Childers
Debra Childers
President, Chief Executive Officer, Secretary, Director